Exhibit 99.1
ENTROPIC REPORTS FIRST QUARTER 2013 RESULTS
Conference Call to be Webcast Today at 2:00 p.m. Pacific Time
SAN DIEGO, Calif., April 30, 2013 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its first quarter results for the period ended March 31, 2013. Entropic reported first quarter net revenues of $74.5 million. This compares to net revenues of $89.7 million in the fourth quarter of 2012, and $59.1 million in the first quarter of 2012.
In accordance with U.S. generally accepted accounting principles (GAAP), the Company's first quarter net loss was $2.4 million, or ($0.03) per share (basic and diluted). This compares with GAAP net income of $0.0 million, or $0.00 per share (diluted) in the fourth quarter of 2012, and $3.9 million, or $0.04 per share (diluted) in the first quarter of 2012.
Non-GAAP net income in the first quarter was $0.3 million, or $0.00 per share (diluted), compared to non-GAAP net income of $7.6 million, or $0.08 per share (diluted) in the fourth quarter of 2012, and $10.6 million, or $0.12 per share (diluted) in the first quarter of 2012.
“2013 is a transitional year for Entropic; we are working to develop and bring new and integrated products to market, improve our gross margins and target key designs at Tier-1 operators,” said Patrick Henry, president and CEO, Entropic. “We've already made significant progress towards these goals and continue on our pursuit to be a leading global silicon supplier in the multi-billion dollar connected home entertainment market.”

	Three Months Ended
(In millions, except per share data)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
Net revenues	$74.5	$89.7	$59.1
GAAP net (loss) income	$(2.4)	$0.0	$3.9
GAAP net (loss) income per share (basic and diluted)	$(0.03)	$0.00	$0.04
Non-GAAP net income[1]	$0.3	$7.6	$10.6
Non-GAAP net income per share[1] (diluted)	$0.00	$0.08	$0.12
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Recent Highlights

Industry Accolades

•	Finalist, 2013 Network Products Guide Award: Entropic was named a finalist in the 8th Annual 2013 Network Products Guide “Hot Companies and Best Products” Award.

Product Innovations

•
Entropic Unveiled a Cost-Optimized Set-top Box (STB) System-on-a-Chip (SoC) Solution for the Digital Transport Adapter (DTA), Zapper, and IP-Client Markets: Entropic's new EN71xy family leverages the ARM® architecture, and offers an increased focus on security to meet operator demands while meeting stringent bill of material (BOM) cost requirements.

•
Entropic Brings the Highest Performance Ethernet-Over-Coax (EoC) Broadband Access Solution to China: Entropic's latest c.LINK® EoC solution (EN3681 Network Controller and EN3690 Customer Premise Equipment) delivers the industry's highest performance, highest density EoC solution in the smallest form factor. The technology employs the first-ever multiple-channel EoC system; giving MSOs a cost-effective architecture that enables the delivery of higher data rates for more High-Definition (HD) video viewing experiences across the multiscreen environment.

New Design Wins

•
Coship: China's leading STB supplier Coship announced their selection of Entropic's c.LINK 1.1 EoC solution for its two-way HD cable STBs. By integrating c.LINK into its STB solutions, operators can seamlessly roll-out advanced services as part of their Next Generation Broadcasting (NGB) cable TV transformation plans.

•
JiangSu Yinhe Electronics Co., Ltd. (Yinhe): Yinhe, a leading manufacturer of digital television multimedia receivers, announced they have integrated Entropic's c.LINK 1.1 Broadband Access solution into its next-generation HD STBs. With Yinhe's c.LINK-embedded EoC solution, China MSOs can roll out new value-added video on demand (VOD) services via a cost-optimized single-box solution.

•
Geniatech: Geniatech, a leading original equipment manufacturer (OEM) / original device manufacturer (ODM), plans to develop a USB bus-powered Multimedia over Coax Alliance (MoCA®) adapter solution for TVs and consumer electronics (CE) devices. Geniatech's new USB bus-powered MoCA-to-Ethernet adapter will easily connect service provider or CE devices to the MoCA backbone providing Ethernet-grade connectivity without the need for a separate power supply or the need to pull new CAT-5 (category 5) wiring throughout the home.

•
Telepath Technologies Co., Ltd.: Telepath, a fabless integrated circuit (IC) solution provider in the multimedia broadcasting market, announced the first Audio Video Coding Standard (AVS+) HD STB platform for China Satellite, Cable/IP and Terrestrial markets. The platform, integrated with Entropic's latest STB SoC, the EN71xy family, offers a high performance, cost-optimized solution that supports AVS-P16 (AVS+) and includes advanced security components to ensure enhanced TV viewing experiences.

•
GlobalSat: GlobalSat, a leading Chinese manufacturer of satellite and terrestrial products, announced its latest high performance STB, the GOOSAT S1-50HD, would include Entropic's latest STB SoC, the EN71xy family, to enable GlobalSat to deliver a Linux-based HD zapper solution that can meet the complex needs of today's Free-to-Air satellite service providers.

For More Information
Entropic management will be holding a conference call today, April 30, 2013, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the Company's results for the first quarter of fiscal 2013, and to provide guidance for the second quarter. You may access the conference call via any of the following:
Teleconference:         888-713-4213
Access Code:        71010368
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    88743931

About Entropic
Entropic (Nasdaq: ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, visit Entropic at: www.entropic.com.
Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs related to the Trident Microsystems and the PLX Technology transactions, amortization of intangible assets, the loss related to equity method investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, the cash tax difference and the restructuring charge.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our progress toward 2013 goals and our pursuit to be a leading global silicon supplier, the impact of new product design wins, market penetration, continued and/or future revenue, earnings and product sales growth and gross margin improvement, and the factors that may contribute to such growth and improvement including industry trends. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; risks associated with the Trident Microsystems and PLX Technology acquisitions including their integration into Entropic's existing operations; and other factors discussed in the "Risk Factors" section of Entropic's Annual Report on Form 10-K for the year ended December 31, 2012.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2013 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

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ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$74,457	$89,698	$59,103
Cost of net revenues	39,618	45,789	25,911
Gross profit	34,839	43,909	33,192
Operating expenses:
Research and development	26,644	29,139	15,471
Sales and marketing	7,881	6,327	5,045
General and administrative	6,083	5,882	5,290
Amortization of intangibles	930	930	—
Restructuring charges	—	897	—
Total operating expenses	41,538	43,175	25,806
(Loss) income from operations	(6,699)	734	7,386
Loss related to equity method investment	(780)	(779)	(832)
Other income, net	428	34	290
(Loss) income before income taxes	(7,051)	(11)	6,844
Income tax (benefit) provision	(4,647)	(57)	2,951
Net (loss) income	$(2,404)	$46	$3,893

Net (loss) income per share - basic and diluted	$(0.03)	$0.00	$0.04
Weighted average number of shares used to compute net (loss) income per share - basic	89,304	88,912	87,342
Weighted average number of shares used to compute net (loss) income per share - diluted	89,304	91,710	89,337

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31	December 31	March 31
	2013	2012	2012
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,546	$17,206	$106,615
Marketable securities	69,696	79,981	90,122
Accounts receivable	45,055	41,847	25,776
Inventory	17,358	26,395	20,217
Deferred tax assets, current	8,581	7,157	13,927
Prepaid expenses and other current assets	14,158	11,988	7,475
Total current assets	177,394	184,574	264,132
Property and equipment, net	19,483	17,629	10,637
Long-term marketable securities	85,326	71,748	37,657
Intangible assets, net	43,839	46,997	—
Deferred tax assets, long-term	23,550	19,255	9,600
Goodwill	3,937	4,664	—
Other long-term assets	8,723	8,683	10,159
Total assets	$362,252	$353,550	$332,185
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,161	$11,380	$13,972
Accrued expenses and other current liabilities	7,640	8,067	5,191
Accrued payroll and benefits	8,605	9,474	5,459
Total current liabilities	35,406	28,921	24,622
Deferred rent	1,289	683	971
Other long-term liabilities	1,552	1,281	200
Stockholders' equity	324,005	322,665	306,392
Total liabilities and stockholders' equity	$362,252	$353,550	$332,185

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)
GAAP net (loss) income	$(2,404)	$46	$3,893
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	201	261	171
Research and development	1,760	1,874	1,630
Sales and marketing	527	609	419
General and administrative	966	1,091	922
Total stock-based compensation	3,454	3,835	3,142
Amortization of intangible assets:
Cost of net revenues	2,228	2,025	—
Operating expenses	930	930	—
Transaction and integration costs	—	61	1,547
Loss related to equity method investment	780	779	832
Adjustments to the fair value of PLX acquisition contingent consideration	12	201	—
Income tax effects of pre-tax adjustments	(2,591)	(2,741)	(1,932)
Cash tax difference (1)	(2,097)	1,534	3,156
Restructuring charges (2)	—	897	—
Total of non-GAAP adjustments	2,716	7,521	6,745
Non-GAAP net income	$312	$7,567	$10,638
Weighted average shares (basic)	89,304	88,912	87,342
Adjustment for dilutive shares	2,874	2,798	1,995
Weighted average shares (diluted)	92,178	91,710	89,337
GAAP net (loss) income per share (basic)	$(0.03)	$0.00	$0.04
Non-GAAP adjustments detailed above	0.03	0.08	0.08
Non-GAAP net income per share (diluted)	$0.00	$0.08	$0.12

(1)
The Company's non-GAAP net income per share is calculated using the cash tax rate of 12%, 13%, and 14% for the three month periods ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the three month periods ended March 31, 2013, December 31, 2012, and March 31, 2012 was approximately 66%, (NM) and 43%, respectively.

(2)
In November, 2012, we incurred a restructuring charge of $0.9 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions. This plan resulted in a reduction of our personnel by 40 employees or approximately 6% of our workforce.